Exhibit 10.8

Menlo Therapeutics Inc.

Share Option Grant Notice
(2019 Equity Incentive Plan)

Menlo Therapeutics Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of Shares set forth below. This option is subject to all of the terms and conditions as set forth in this Share Option Grant Notice, in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this Share Option Grant Notice and the Plan, the terms of the Plan will control.

Optionholder:	[NAME]
Date of Grant:	[DATE OF GRANT]
Vesting Commencement Date:	Last day of the calendar quarter in which the Date of Grant occurs
Number of Shares Subject to Option:	[•]
Exercise Price (Per Share):	$[•]
Total Exercise Price:	$[•]
Expiration Date:	[EXPIRATION DATE]

Type of Grant:	☐ Incentive Share Option[1]	☐ Nonstatutory Share Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:       [______]2; provided however, that the options shall vest in full upon a termination of the Optionholder’s continuous service (i) by the Company without Cause (as defined in the Plan) or (ii) to the extent any written agreement between the Optionholder and the Company or one of its subsidiaries provides for payments or benefits upon a resignation for “good reason” or a term of similar import, by the Optionholder for “good reason” (as defined in the applicable written agreement between the Optionholder and the Company or one of its subsidiaries), in each case, within 12 months following a Change in Control.

Payment:	By one or a combination of the following items (described in the Option Agreement):

☐   By cash, check, bank draft or money order payable to the Company

☐   Pursuant to a Regulation T Program if the Shares are publicly traded

☐   By delivery of already-owned Shares if the Shares are publicly traded

☐   If and only to the extent this option is a Nonstatutory Share Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

1 If this is an Incentive Share Option, it (plus other outstanding Incentive Share Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Share Option.

2 Customized vesting schedule to be inserted

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Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Share Option Grant Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Share Option Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Share Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of, if applicable, (i) equity awards previously granted and delivered to Optionholder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment agreement, severance agreement, offer letter or other written agreement entered into between the Company and Optionholder specifying the terms that should govern this specific option. By accepting this option, Optionholder consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Menlo Therapeutics Inc.	Optionholder:

By:
Signature	Signature
Title:	Date:
Date:

Attachments:	Option Agreement, 2019 Equity Incentive Plan and Notice of Exercise

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Attachment I

Menlo Therapeutics Inc.

Option Agreement

(2019 Equity Incentive Plan)
(Incentive Share Option or Nonstatutory Share Option)

Pursuant to your Share Option Grant Notice (“Grant Notice”) and this Option Agreement, Menlo Therapeutics Inc. (the “Company”) has granted you an option under its 2019 Equity Incentive Plan (the “Plan”) to purchase the number of Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.              Vesting. Subject to the provisions contained herein, your option will vest as provided in your Grant Notice. Except as otherwise provided in the Grant Notice, vesting will cease upon the termination of your Continuous Service.

2.              Number of Shares and Exercise Price. The number of Shares subject to your option and your exercise price per Share in your Grant Notice will be adjusted for Capitalization Adjustments.

3.              Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4.              Method of Payment. You must pay the full amount of the exercise price for the Shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)               Provided that at the time of exercise Shares are publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

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(b)              Provided that at the time of exercise the Shares are publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned Shares that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of Shares in a form approved by the Company. You may not exercise your option by delivery to the Company of Shares if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s Shares.

(c)               If this option is a Nonstatutory Share Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise of your option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares will no longer be outstanding under your option and will not be exercisable thereafter if those Shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

5.              Whole Shares. You may exercise your option only for whole Shares.

6.              Securities Law Compliance. In no event may you exercise your option unless the Shares issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the Shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

7.              Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a)               immediately upon the termination of your Continuous Service for Cause;

(b)              three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death; provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above regarding “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, if during any part of such three (3) month period, the sale of any Shares received upon exercise of your option would violate the Company’s insider trading policy, then your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which the sale of the Shares received upon exercise of your option would not be in violation of the Company’s insider trading policy. Notwithstanding the foregoing, if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date;

(c)               twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 7(d)) below;

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(d)              eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e)               the Expiration Date indicated in your Grant Notice; or

(f)                the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Share Option, note that to obtain the federal income tax advantages associated with an Incentive Share Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Share Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

8.              Exercise.

(a)               You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, share plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b)              By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise, or (iii) the disposition of Shares acquired upon such exercise.

(c)               If your option is an Incentive Share Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of your option that occurs within two (2) years after the Date of Grant or within one (1) year after such Shares are transferred upon exercise of your option.

9.              Transferability. Except as otherwise provided in this Section 9, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)               Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

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(b)              Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this option is an Incentive Share Option, this option may be deemed to be a Nonstatutory Share Option as a result of such transfer.

(c)               Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Shares or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Shares or other consideration resulting from such exercise.

10.            Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11.            Withholding Obligations.

(a)               At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)              If this option is a Nonstatutory Share Option, then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested Shares otherwise issuable to you upon the exercise of your option a number of whole Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). Notwithstanding the filing of such election, Shares shall be withheld solely from fully vested Shares determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)               You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein, if applicable, unless such obligations are satisfied.

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12.            Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per Share specified in the Grant Notice is at least equal to the “fair market value” per Share on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

13.            Notices. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.            Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control. In addition, your option (and any compensation paid or Shares issued under your option) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

15.            Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell Shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

16.            Effect on Other Employee Benefit Plans. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

17.            Voting Rights. You will not have voting or any other rights as a shareholder of the Company with respect to the Shares to be issued pursuant to this option until such Shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

18.            Severability. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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19.            Miscellaneous.

(a)               The rights and obligations of the Company under your option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)              You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

(c)               You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option, and fully understand all provisions of your option.

(d)              This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)               All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

*    *    *

This Option Agreement will be deemed to be signed by you upon the signing by you of the Share Option Grant Notice to which it is attached.

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Attachment II

2019 Equity Incentive Plan

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Attachment III

Notice of Exercise

Menlo Therapeutics Inc.

Date of Exercise: _______________

This constitutes notice to Menlo Therapeutics Inc. (the “Company”) under my share option that I elect to purchase the below number of Shares of the Company (the “Shares”) for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Share option dated:	_______________	_______________

Number of Shares as to which option is exercised:	_______________	_______________

Certificates to be issued in name of:	_______________	_______________

Total exercise price:	$______________	$______________

Cash payment delivered herewith:	$______________	$______________

[Value of ________ Shares delivered herewith[3]:	$______________	$______________]

[Value of ________ Shares pursuant to net exercise[4]:	$______________	$______________]

[Regulation T Program (cashless exercise5):	$______________	$______________]

3        Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

4        The option must be a Nonstatutory Share Option, and the Company must have established net exercise procedures at the time of exercise, in order to utilize this payment method.

5        Shares must meet the public trading requirements set forth in the option.

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By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Menlo Therapeutics Inc. 2019 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive share option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Shares are issued upon exercise of this option.

Very truly yours,

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Menlo Therapeutics Inc.

Share Option Grant Notice
(2019 Equity Incentive Plan)

Menlo Therapeutics Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan including its Sub-Plan for Israeli Participants (jointly the “Plan”), hereby grants to Optionholder an option to purchase the number of Shares set forth below. This option is subject to all of the terms and conditions as set forth in this Share Option Grant Notice, in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this Share Option Grant Notice and the Plan, the terms of the Plan will control.

Optionholder:	[NAME]
Date of Grant:	[DATE OF GRANT]
Vesting Commencement Date:	Last day of the calendar quarter in which the Date of Grant occurs
Number of Shares Subject to Option:	[•]
Exercise Price (Per Share):	$[•]
Total Exercise Price:	$[•]
Expiration Date:	[EXPIRATION DATE]

Type of Grant:	☐ Trustee Capital Gains Route[6]	☐ 3(i)[7]

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:      [____]8; provided however, that the options shall vest in full upon a termination of the Optionholder’s continuous service (i) by the Company without Cause (as defined in the Plan) or (ii) to the extent any written agreement between the Optionholder and the Company or one of its subsidiaries provides for payments or benefits upon a resignation for “good reason” or a term of similar import, by the Optionholder for “good reason” (as defined in the applicable written agreement between the Optionholder and the Company or one of its subsidiaries), in each case, within 12 months following a Change in Control.

Payment:	By one or a combination of the following items (described in the Option Agreement):

☐    By cash, check, bank draft or money order payable to the Company

☐    Pursuant to a Regulation T Program if the Shares are publicly traded

☐    By delivery of already-owned Shares if the Shares are publicly traded

☐    If and only to the extent this option is a Nonstatutory Share Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

6 Tax route for employees of the Company in Israel.

7 Tax route for consultants and service providers of the Company in Israel and any controlling shareholder

8 Customized vesting schedule to be inserted

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Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Share Option Grant Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Share Option Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Share Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of, if applicable, (i) equity awards previously granted and delivered to Optionholder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment agreement, severance agreement, offer letter or other written agreement entered into between the Company and Optionholder specifying the terms that should govern this specific option. By accepting this option, Optionholder consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Additional Terms/Acknowledgements for Options classified as Trustee Capital Gains Route: Optionholder (i) declares that he/she has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, (ii) declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the applicable tax route, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply; (iii) agrees to the terms and conditions of the trust deed signed between the Trustee and the Company, including but not limited to the holding of the Shares by the Trustee; (iv) acknowledges that releasing the Shares from the holding of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (v) authorizes the Company to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the trust agreement, including without limitation information about his/her Shares, income tax rates, salary bank account, contact details and identification number; (vi) declares that he/she is a resident of the State of Israel for tax purposes on the Grant Date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if he/she ceases to be an Israeli resident or if his/her engagement with the Company or Affiliate is terminated, the Shares shall remain subject to Section 102, the trust agreement, the Plan, the Agreement and this Notice.

Menlo Therapeutics Inc.	Optionholder:

By:
Signature	Signature
Title:	Date:
Date:

Attachments:	Option Agreement, 2019 Equity Incentive Plan and Notice of Exercise

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Attachment I

Menlo Therapeutics Inc.

Option Agreement

(2019 Equity Incentive Plan)
(Incentive Share Option or Nonstatutory Share Option)

Pursuant to your Share Option Grant Notice (“Grant Notice”) and this Option Agreement, Menlo Therapeutics Inc. (the “Company”) has granted you an option under its 2019 Equity Incentive Plan (the “Plan”) to purchase the number of Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

20.            Vesting. Subject to the provisions contained herein, your option will vest as provided in your Grant Notice. Except as otherwise provided in the Grant Notice, vesting will cease upon the termination of your Continuous Service.

21.            Number of Shares and Exercise Price. The number of Shares subject to your option and your exercise price per Share in your Grant Notice will be adjusted for Capitalization Adjustments.

22.            Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

23.            Method of Payment. You must pay the full amount of the exercise price for the Shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)               Provided that at the time of exercise Shares are publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b)              Provided that at the time of exercise the Shares are publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned Shares that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of Shares in a form approved by the Company. You may not exercise your option by delivery to the Company of Shares if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s Shares.

(c)               If this option is a Nonstatutory Share Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise of your option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares will no longer be outstanding under your option and will not be exercisable thereafter if those Shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

24.            Whole Shares. You may exercise your option only for whole Shares.

25.            Trustee. The Options and the underlying Shares and/or any additional rights, including without limitation any right to receive any dividends, dividend equivalents or any shares received as a result of an adjustment made under the Plan, that may be granted in connection with the Options (the “Additional Rights”) shall be issued to the Trustee for your benefit under the provisions of the 102 Capital Gains Route for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the Options do not meet the requirements of Section 102 of the Ordinance, such Options and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route of Section 102 of the Ordinance. The Company makes no representations or guarantees that the Options will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102 of the Ordinance. Any fees associated with any sale, transfer or any act in relation to the Options shall be borne by you and the Trustee and/or the Company shall be entitled to withhold or deduct such fees from payments otherwise due to you from the Company or the Trustee. In accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, you shall not sell nor transfer the Shares or Additional Rights from the Trustee until the end of the required Holding Period. Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, you shall bear the sanctions under Section 102.

26.            Securities Law Compliance. In no event may you exercise your option unless the Shares issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the Shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

27.            Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a)               immediately upon the termination of your Continuous Service for Cause;

(b)              three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death; provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above regarding “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, if during any part of such three (3) month period, the sale of any Shares received upon exercise of your option would violate the Company’s insider trading policy, then your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which the sale of the Shares received upon exercise of your option would not be in violation of the Company’s insider trading policy. Notwithstanding the foregoing, if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date;

(c)               twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 7(d)) below;

(d)              eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e)               the Expiration Date indicated in your Grant Notice; or

(f)                the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Share Option, note that to obtain the federal income tax advantages associated with an Incentive Share Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Share Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

28.            Exercise.

(a)               You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, share plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b)              By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise, or (iii) the disposition of Shares acquired upon such exercise.

(c)               If your option is an Incentive Share Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of your option that occurs within two (2) years after the Date of Grant or within one (1) year after such Shares are transferred upon exercise of your option.

29.              Transferability. Except as otherwise provided in this Section 9, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)               Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)              Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this option is an Incentive Share Option, this option may be deemed to be a Nonstatutory Share Option as a result of such transfer.

(c)               Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Shares or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Shares or other consideration resulting from such exercise.

30.              Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

31.              Withholding Obligations.

(a)               At the time you exercise your option, in whole or in part, at any time you sell your Shares, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)              Regardless of any action the Company and its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax related items related to your participation in the Plan and legally applicable to you ("Tax-Related Items"), you acknowledge that the ultimate liability for all Tax-Related Items is and remains on you (and in the event of death, your heirs) responsibility and may exceed the amount actually withheld by the Company or any Affiliate. You further acknowledge that the Company, its Affiliates and/or the Trustee (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including, but not limited to, the grant or vesting of the Options, the subsequent sale or transfer of Shares acquired pursuant to the Options and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company, its Affiliates, and/or the Trustee may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the the Trustee may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

(c)               The Company, any Affiliate, or the Trustee or anyone on their behalf shall not be required to bear the aforementioned Tax-Related Items, directly or indirectly, nor shall they be required to gross up such Tax-Related Items in your salaries or remuneration.

(d)              Without derogating from the aforementioned, the Company, an Affiliate or the Trustee shall be entitled to withhold the Tax-Related Items as it deems complies with applicable law and to deduct any Tax-Related Items from payments otherwise due to you from the Company or an Affiliate or the Trustee.

32.            Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per Share specified in the Grant Notice is at least equal to the “fair market value” per Share on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

The Options are intended to be taxed in accordance with Section 102(b)(3) of the Ordinance, subject to full and complete compliance with the terms of Section 102. If you have dual residency for tax purposes you may be subject to taxation in several jurisdictions. Despite the aforementioned, the Company does not undertake to maintain the qualified status of the Options and you acknowledge that you will not be entitled to damages of any kind if the Option becomes disqualified and no longer qualifies under the 102 Capital Gains Route.

33.            Notices. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

34.            Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control. In addition, your option (and any compensation paid or Shares issued under your option) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

35.            Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell Shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

36.            Effect on Other Employee Benefit Plans. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

37.            Voting Rights. You will not have voting or any other rights as a shareholder of the Company with respect to the Shares to be issued pursuant to this option until such Shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

38.            Severability. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

39.            Miscellaneous.

(a)               Securities Law Notice. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan and this Option grant. If such exemption is obtained, copies of the Plan and the Form S-8 registration statement for the Plan as filed with the U.S. Securities and Exchange Commission will be made available by request from [ ].

(b)              The rights and obligations of the Company under your option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(c)               You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

(d)              You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option, and fully understand all provisions of your option.

(e)               This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)                All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

*   *   *

This Option Agreement will be deemed to be signed by you upon the signing by you of the Share Option Grant Notice to which it is attached.

Attachment II

2019 Equity Incentive Plan

1

Attachment III

Notice of Exercise

MENLO THERAPEUTICS INC.

Date of Exercise: _______________

This constitutes notice to Menlo Therapeutics Inc. (the “Company”) under my share option that I elect to purchase the below number of Shares of the Company (the “Shares”) for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Share option dated:	_______________	_______________

Number of Shares as to which option is exercised:	_______________	_______________

Certificates to be issued in name of:	_______________	_______________

Total exercise price:	$______________	$______________

Cash payment delivered herewith:	$______________	$______________

[Value of ________ Shares delivered herewith[1]:	$______________	$______________]

[Value of ________ Shares pursuant to net exercise[2]:	$______________	$______________]

[Regulation T Program (cashless exercise3):	$______________	$______________]

1        Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

2        The option must be a Nonstatutory Share Option, and the Company must have established net exercise procedures at the time of exercise, in order to utilize this payment method.

3        Shares must meet the public trading requirements set forth in the option.

1

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Menlo Therapeutics Inc. 2019 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive share option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Shares are issued upon exercise of this option.

Very truly yours,

2